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[LOGO OF CHASE
 APPEARS HERE]
                           GLOBAL CUSTODY AGREEMENT



          This AGREEMENT is effective September 20th, 1996, and is between

THE CHASE MANHATTAN BANK ("Bank") and Hansberger Institutional Series

("Customer").


1.   Customer Accounts.

     Bank agrees to establish and maintain the following accounts ("Accounts"):

     (a) A custody account in the name of Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3) for the account of Customer ("Securities"); and

     (b) A deposit account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

     Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in
Section 11) concerning the Accounts. Bank may deliver securities of the same class in place of those deposited in the Custody Account.

     Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.   Maintenance of Securities and Cash at Bank and Subcustodian Locations.

     Unless Instructions specifically require another location acceptable to Bank:

     (a) Securities shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

     (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.
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     Cash may be held pursuant to Instructions in either interest or non-
interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such Instructions, Bank is authorized to maintain cash balances on deposit for Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

     If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.   Subcustodians and Securities Depositories.

     Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

     Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.   Use of Subcustodian.

     (a)  Bank shall identify the Assets on its books as belonging to Customer.

     (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank.

     (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

     (d) Any agreement Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.   Deposit Account Transactions.

     (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.

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     (b)   In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

     (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon oral or written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.   Custody Account Transactions.

     (a) Securities shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

     (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Securities are actually received by Bank and reconciled to the Account.

           (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

           (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7.   Actions of Bank.

     Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

           (i) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

          (ii) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

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          (iii)  Exchange interim receipts or temporary Securities for definitive Securities.

          (iv) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, Affiliates of Bank or any Subcustodian.

          (v) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

     Bank shall send Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, Customer shall be deemed to have approved such statement. In such event, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where Customer and all persons having or claiming an interest in Customer or Customer's Accounts were parties.

     All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of Customer. Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.   Corporate Actions; Proxies; Tax Reclaims.

     (a) Corporate Actions.  Whenever Bank receives information concerning the
         -----------------
Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

     When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall endeavor to obtain Instructions from Customer or its Authorized Person, but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

     (b) Proxy Voting. Bank shall provide proxy voting services, if elected by
         ------------
Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

     (c)  Tax Reclaims.
          ------------

          (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of

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

     income payments on Securities for the benefit of Customer which Bank believes may be available to such Customer.

          (ii) The provision of tax reclaim services by Bank is conditional upon Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from Bank). Customer acknowledges that, if Bank does not receive such declarations, documentation and information, additional United Kingdom taxation shall be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax shall be deducted from U.S. source income. Customer shall provide to Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment.

          (iii) Bank shall not be liable to Customer or any third party for any tax, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party, or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of Bank.

          (iv) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

          (v) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

          (vi) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the Securities and/or Cash held for Customer.

          (vii) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if it performed such services itself.

9.   Nominees.

     Securities which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians,

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and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.

10.  Authorized Persons.

     As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.  Instructions.

     The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

     Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or Bank's failure to produce such confirmation at any subsequent time. Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.  Standard of Care; Liabilities.

     (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

          (i) Bank shall use reasonable care with respect to its obligations hereunder and the safekeeping of Assets. Bank shall be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that Bank would be liable to Customer if Bank were holding such Assets in New York. In the event of any loss to Customer by reason of the failure of Bank or its Subcustodian to utilize reasonable care, Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action. Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank.

          (ii) Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

          (iii) Bank shall be indemnified by, and without liability to Customer for any action taken or omitted by Bank whether pursuant to Instructions or otherwise within the scope hereof if such act or omission was in good faith, without negligence. In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

          (iv) Customer agrees to pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

          (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

          (vi) Bank need not maintain any insurance for the benefit of Customer.

          (vii) Without limiting the foregoing, Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

          (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

     (b)  Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

          (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

          (ii) supervise or make recommendations with respect to investments or the retention of Securities;

          (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

          (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant hereto; and

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

          (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

     (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

13.  Fees and Expenses.

     Customer agrees to pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.  Miscellaneous.

     (a)  Foreign Exchange Transactions.  To facilitate the administration of
          ------------------------------
Customer's trading and investment activity, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of Bank, its subsidiary, Affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

     (b)  Certification of Residency, etc.  Customer certifies that it is a
          --------------------------------
resident of the United States and agrees to notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

     (c)  Access to Records.  Bank shall allow Customer's independent public
          ------------------
accountant reasonable access to the records of Bank relating to the Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of Customer's books and records.

     (d)  Governing Law; Successors and Assigns, Captions  THIS AGREEMENT SHALL
          -----------------------------------------------
BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

     (e) Entire Agreement; Applicable Riders.  Customer represents that the
         ------------------------------------
Assets deposited in the Accounts are (Check one):

           Employee Benefit Plan or other assets subject to the Employee ---- Retirement Income Security Act of 1974, as amended ("ERISA");

       X   Mutual Fund assets subject to certain Securities and Exchange
     ----  Commission ("SEC") rules and regulations;

           Neither of the above.
     ----

     This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

           ERISA
     ----

       X   MUTUAL FUND
     ----

       X   PROXY VOTING
     ----

           SPECIAL TERMS AND CONDITIONS
     ----

     There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

     (f) Severability.  In the event that one or more provisions hereof are held
         -------------
invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

     (g) Waiver.  Except as otherwise provided herein, no failure or delay on
         -------
the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

     (h)  Representations and Warranties.  (i) Customer hereby represents and
          ------------------------------
warrants to Bank that: (A) it has full authority and power to deposit and control the Securities and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms;
(D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank. (ii) Bank hereby represents and warrants to Customer that: (A) it has the power and authority to perform its obligations hereunder, (B) this Agreement constitutes a legal, valid and binding obligation on it; enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

     (i) Notices.  All notices hereunder shall be effective when actually
         --------
received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The

Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, NY 11245, Attention:
Global Custody Division; and (b) Customer Hansberger Institutional Series, 515 East Las Olas Blvd, Suite 1300, Ft. Lauderdale, FL, 33301 Attn: Kimberly Scott, Secretary

     (j) Termination.  This Agreement may be terminated by Customer or Bank by
         ------------
giving sixty (60) days written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

     (k) Money Laundering.  Customer warrants and undertakes to Bank for itself
         ----------------
and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

     (l) Imputation of certain information.  Bank shall not be held responsible
         ---------------------------------
for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a 'Chinese Wall' arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                              CUSTOMER
                              Hansberger Institutional Series

                              By: /s/ Kimberly Scott
                                  ---------------------------------
                              Title: Secretary
                              Date: September 20, 1996


                              THE CHASE MANHATTAN BANK


                              By: /s/ Lenore Vanden Handel
                                 ----------------------------------
                              Title: Vice President
                              Date: September 24, 1996
                                                                           78111

STATE OF FLORIDA )
                 :  ss.

COUNTY OF BROWARD)


          On this twentieth day of September , 1996, before me personally came Kimberly Scott, to me known, who being by me duly sworn, did depose and say that he/she resides in Ft. Lauderdale, FL at 2743 N.E. 14th Street, that he/she is Secretary of Hansberger Institutional Series, the entity described in and which executed the foregoing instrument; that he/she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he/she signed his/her name thereto by like order.


                                             /s/ Sandra L. Miller
                                             -------------------------------




Sworn to before me this 20th

day of September 1996.

-----------------------------------
            Notary

               Sandra L. Miller
[LOGO]         My Commission #CC525896 Expires
               February 6, 2000
               Bonded Thru Troy Fain Insurance, Inc.

STATE OF NEW YORK     )
                      :  ss.
COUNTY OF NEW YORK    )


          On this                            day of                     , 199 ,
before me personally came                        , to me known, who being by me
duly sworn, did depose and say that he/she resides in
                   at                                                ; that
he/she is a Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                             -------------------------------




Sworn to before me this ______________

day of ______________, 199_.

-----------------------------------
            Notary

                 Mutual Fund Rider to Global Custody Agreement

                     Between The Chase Manhattan Bank and

                        Hansberger Institutional Series
                         effective September 20, 1996


          Customer represents that the Assets being placed in Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

          Except to the extent that Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to Bank (1940 Act, Release No. 12053, November 20, 1981), as amended, or unless Bank has otherwise specifically agreed, Customer shall be solely responsible to assure that the maintenance of Assets hereunder complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

          The following modifications are made to the Agreement:

          Section 3.    Subcustodians and Securities Depositories.
                        ------------------------------------------

          Add the following language to the end of Section 3:

          The terms Subcustodian and securities depositories as used herein shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

          (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

          (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof)
          (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

          (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

     Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A hereto and the terms of the subcustody agreements between Bank and each Subcustodian, which are attached as Exhibits I through _____ of Schedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. Bank shall supply Customer with any amendment to Schedule A for approval. Customer has supplied or shall supply Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

     Section 11.    Instructions.
                    -------------

     Add the following language to the end of Section 11:

     Deposit Account Payments and Custody Account Transactions made pursuant to
     Section 5 and 6 hereof may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to Customer by law or as may be set forth in its prospectus.

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

     (b) When Securities are called, redeemed or retired, or otherwise become payable;

     (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

     (d) Upon conversion of Securities pursuant to their terms into other securities;

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

     (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

     (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to Customer;

     (i) For the purpose of redeeming shares of the capital stock of Customer and the delivery to, or the crediting to the account of, Bank, its Subcustodian or Customer's transfer agent, such shares to be purchased or redeemed;

     (j) For the purpose of redeeming in kind shares of Customer against delivery to Bank, its Subcustodian or Customer's transfer agent of such shares to be so redeemed;

     (k) For delivery in accordance with the provisions of any agreement among Customer, Bank and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of The National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organ-ization or organizations, regarding escrow or other arrangements in connection with transactions by Customer;

     (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Bank shall receive from brokers the Securities previously deposited. Bank shall act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and shall have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

     (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

     (n) For other proper purposes as may be specified in Instructions issued by an officer of Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing Customer; and

     (o)  Upon the termination hereof as set forth in Section 14(j).

     Section 12.    Standard of Care; Liabilities.
                    ------------------------------

     Add the following at the end of Section as 12:

     (d) Bank hereby warrants to Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding Customer's Securities pursuant hereto afford protection for such Securities at least equal to that afforded by Bank's established procedures with respect to similar securities held by Bank and its securities depositories in New York.

     Section 14.    Access to Records.
                    ------------------

     Add the following language to the end of Section 14(c):
     -------------------------------------------------------

     Upon reasonable request from Customer, Bank shall furnish Customer such reports (or portions thereof) of Bank's system of internal accounting controls applicable to Bank's duties hereunder. Bank shall endeavor to obtain and furnish Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding Assets.

                          GLOBAL PROXY SERVICE RIDER
                          To Global Custody Agreement
                                    Between
                           THE CHASE MANHATTAN BANK
                                      AND

               Hansberger Institutional Series (the "Customer")
                           dated September 20, 1996.

1. Global Proxy Services (the "Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. The Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Directions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation.

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting; (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or
     (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions received from all
      ---
     customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for the Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Services shall be furnished to Bank in accordance with (S)10 of the Agreement. Fees for the Services shall be agreed as set forth in (S)13 of the Agreement or separately agreed.

                              DOMESTIC AND GLOBAL

                      SPECIAL TERMS AND CONDITIONS RIDER
                      ----------------------------------


Domestic Corporate Actions and Proxies
--------------------------------------

With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

     Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by Bank for this purpose.

[LOGO OF CHASE APPEARS HERE]

August, 1996                                                          SCHEDULE A


                   17-F5 ELIGIBLE SUB-CUSTODIANS EMPLOYED BY
                   -----------------------------------------

               THE CHASE MANHATTAN BANK, LONDON, GLOBAL CUSTODY
               ------------------------------------------------

COUNTRY        SUB-CUSTODIAN                      CORRESPONDENT BANK
-------        -------------                      ------------------

ARGENTINA      The Chase Manhattan Bank           The Chase Manhattan Bank
---------
               Arenales 707, 5th Floor            Buenos Aires
               De Mayo 130/140
               1061 Buenos Aires
               ARGENTINA

AUSTRALIA      The Chase Manhattan Bank           The Chase Manhattan Bank
---------
               36th Floor                         Sydney
               World Trade Centre
               Jamison Street
               Sydney
               New South Wales 2000
               AUSTRALIA

AUSTRIA        Creditanstalt - Bankverein         Credit Lyonnais Bank
-------
               Schottengasse 6                    Vienna
               A - 1011, Vienna
               AUSTRIA

BANGLADESH     Standard Chartered Bank            Standard Chartered Bank
----------
               18-20 Motijheel C.A.               Dhaka
               Box 536,
               Dhaka-1000
               BANGLADESH

BELGIUM        Generale Bank                      Credit Lyonnais Bank
-------
               3 Montagne Du Parc                 Brussels
               1000 Bruxelles
               BELGIUM

BOTSWANA       Barclays Bank of Botswana Limited  Barclays Bank of Botswana
--------
               Barclays House                     Gaborone
               Khama Crescent
               Gaborone
               BOTSWANA

[LOGO OF CHASE APPEARS HERE]

BRAZIL         Banco Chase Manhattan, S.A.           Banco Chase Manhattan S.A.
------
               Chase Manhattan Center                Sao Paulo
               Rua Verbo Divino, 1400
               Sao Paulo, SP 04719-002
               BRAZIL

CANADA         The Royal Bank of Canada              The Royal Bank of Canada
------
               Royal Bank Plaza                      Toronto
               Toronto
               Ontario M5J 2J5
               CANADA

               Canada Trust                          Royal Bank of Canada
               Canada Trust Tower                    Toronto
               BCE Place
               161 Bay at Front
               Toronto
               Ontario M5J 2T2
               CANADA

CHILE          The Chase Manhattan Bank,             The Chase Manhattan Bank,
-----
               Agustinas 1235                        Santiago
               Casilla 9192
               Santiago
               CHILE

COLOMBIA       Cititrust Colombia S.A.               Cititrust Colombia S.A.
--------
               Sociedad Fiduciaria                   Sociedad Fiduciaria
               Carrera 9a No 99-02                   Santafe de Bogota
               Santafe de Bogota, DC
               COLOMBIA

CYPRUS         Barclays Bank, plc                    Barclays Bank plc,
------
               Cyprus Offshore Banking Unit          Nicosia
               2nd & 3rd Floor
               88 Dighenis Akritas Avenue
               PO Box 7320
               1644 Nicosia
               CYPRUS

CZECH REPUBLIC Ceskoslovenska Obchodni Banka, A.S.   Komercni Banka, A.S.,
--------------
               Na Prikope 14                         Praha
               115 20 Praha 1
               CZECH REPUBLIC

[LOGO OF CHASE APPEARS HERE]


DENMARK        Den Danske Bank                              Den Danske Bank
-------
               2 Holmens Kanala DK 1091                     Copenhagen
               Copenhagen
               DENMARK

ECUADOR        Citibank, N.A.                               Citibank, N.A.,
-------
               Juan Leon Mera                               Quito
               130 y Patria
               Quito
               ECUADOR

EGYPT          National Bank of Egypt                       National Bank of Egypt
-----
               1187, Corniche El-Nile Plaza                 Cairo
               Cairo
               EGYPT

EUROBONDS      Cedel Bank S.A.                              ECU: Lloyds Bank PLC
---------
               67 Boulevard Grande Duchesse Charlotte       International Banking Division
               LUXEMBOURG                                   London
               A/c The Chase Manhattan Bank, N.A.           For all other currencies: see
               London                                       relevant country
               A/c No. 17817

EURO CDS       First Chicago Clearing Centre                ECU: Lloyds Bank PLC
--------
               27 Leadenhall Street                         Banking Division London
               London EC3A 1AA                              For all other currencies: see
               UNITED KINGDOM                               relevant country

FINLAND        Merita Bank KOP                              Merita Bank KOP
-------
               Aleksis Kiven 3-5                            Helsinki
               00500 Helsinki
               FINLAND

FRANCE         Banque Paribas                               Societe Generale
------
               Ref 256                                      Paris
               BP 141
               3, Rue D'Antin
               75078 Paris
               Cedex 02
               FRANCE

GERMANY        Chase Bank A.G.                              Chase Bank A.G.
-------
               Alexanderstrasse 59                          Frankfurt
               Postfach 90 01 09
               60441 Frankfurt/Main
               GERMANY

[LOGO OF CHASE APPEARS HERE]

GHANA          Barclays Bank of Ghana Ltd         Barclays Bank
-----
               Barclays House                     Accra
               High Street
               Accra
               GHANA

GREECE         Barclays Bank Plc                  National Bank of Greece S.A.
------
               1 Kolokotroni Street               Athens
               10562 Athens                       A/c Chase Manhattan Bank,
               GREECE                             London
                                                  A/c No. 040/7/921578-68

HONG KONG      The Chase Manhattan Bank,          The Chase Manhattan Bank,
---------
               40/F One Exchange Square           Hong Kong
               8, Connaught Place
               Central, Hong Kong
               HONG KONG

HUNGARY        Citibank Budapest Rt.              Citibank Budapest Rt.
-------
               Vaci Utca 19-21                    Budapest
               1052 Budapest V
               HUNGARY

INDIA          The Hongkong and Shanghai          The Hongkong and Shanghai
-----
               Banking Corporation Limited        Banking Corporation Limited
               52/60 Mahatma Gandhi Road          Bombay
               Bombay 400 001
               INDIA

               Deutsche Bank AG                   Deutsche Bank
               Securities & Custody Services      Bombay
               Kodak House
               222 D.N. Road, Fort
               Bombay 400 001
               INDIA

[LOGO OF CHASE APPEARS HERE]


INDONESIA   The Hongkong and Shanghai            The Chase Manhattan Bank
---------   Banking Corporation Limited          Jakarta
            World Trade Center
            JL. Jend Sudirman Kav. 29-31
            Jakarta 10023
            INDONESIA

IRELAND     Bank of Ireland                      Allied Irish Bank
-------
            International Financial Services     Dublin
             Centre
            1 Harbourmaster Place
            Dublin 1
            IRELAND

ISRAEL      Bank Leumi Le-Israel B.M.            Bank Leumi Le-Israel B.M.
------
            19 Herzl Street                      Tel Aviv
            61000 Tel Aviv
            ISRAEL

ITALY       The Chase Manhattan Bank             The Chase Manhattan Bank
-----
            Piazza Meda 1                        Milan
            20121 Milan
            ITALY

JAPAN       The Fuji Bank Ltd                    The Chase Manhattan Bank
-----
            6-7 Nihonbashi-Kabutocho             Tokyo
            Chuo-Ku
            Tokyo
            JAPAN

JORDAN      Arab Bank Limited                    Arab Bank Limited
------
            P O Box 950544-5                     Amman
            Amman
            Shmeisani
            JORDAN

KENYA       Barclays Bank of Kenya               Barclays Bank of Kenya
-----
            Third Floor                          Nairobi
            Queensway House
            Nairobi
            Kenya

LUXEMBOURG  Banque Generale du Luxembourg S.A.   Banque Generale du Luxembourg
----------                                       S.A.
            50 Avenue J.F. Kennedy               Luxembourg
            L-2951 LUXEMBOURG

[LOGO OF CHASE APPEARS HERE]

MALAYSIA       The Chase Manhattan Bank          The Chase Manhattan Bank
--------
               Pernas International              Kuala Lumpur
               Jalan Sultan Ismail
               50250, Kuala Lumpur
               MALAYSIA

MAURITIUS      Hongkong and Shanghai Banking     Hongkong and Shanghai Banking
---------      Corporation Ltd                   Corporation Ltd.
               Curepipe Road                     Curepipe
               Curepipe
               MAURITIUS

MEXICO         The Chase Manhattan Bank, S.A.    No correspondent Bank
------
               Prolongacion Paseo de la Reforma
                no. 600,
               PB Colonia Santa Fe Pena Blanca
               01210 Mexico D.F.

MOROCCO        Banque Commerciale du Maroc       Banque Commerciale du Maroc
-------
               2 Boulevard Moulay Youssef        Casablanca
               Casablanca 20000
               MOROCCO

NAMIBIA        Standard Bank Namibia Ltd         Standard Bank of South Africa
-------        Mutual Platz - 3rd Floor           Ltd
               P.O. Box 3327                     Johannesburg
               Windhoek
               NAMIBIA

NETHERLANDS    ABN AMRO N.V.                     Generale Bank
-----------    Securities Centre                 Nederland N.V.
               P O Box 3200                      Rotterdam
               4800 De Breda
               NETHERLANDS

NEW ZEALAND    National Nominees Limited         National Bank of New Zealand
-----------
               Level 2 BNZ Tower                 Wellington
               125 Queen Street
               Auckland
               NEW ZEALAND

NORWAY         Den Norske Bank                   Den Norske Bank
------
               Kirkegaten 21                     Oslo
               Oslo 1
               NORWAY

[LOGO OF CHASE APPEARS HERE]

PAKISTAN            Citibank N.A.                                          Citibank N.A.
--------
                    I.I. Chundrigar Road                                   Karachi
                    AWT Plaza
                    Karachi
                    PAKISTAN

                    Deutsche Bank A.G.                                     Deutsche Bank A.G.
                    Unitowers                                              Karachi
                    I.I. Chundrigar Road
                    Karachi
                    PAKISTAN


PERU                Citibank N.A.                                          Citibank N.A.
----
                    Camino Real 457                                        Lima
                    CC Torre Real - 5th Floor
                    San Isidro, Lima 27
                    PERU


PHILIPPINES         The Hongkong and Shanghai                              The Hongkong and Shanghai
-----------          Banking Corporation Limited                           Banking Corporation Limited
                    Hong Kong Bank Centre 3/F                              Manila
                    San Miguel Avenue
                    Ortigas Commercial Centre
                    Pasig Metro Manila
                    PHILIPPINES


POLAND              Bank Polska Kasa Opieki S.A.                           Bank Polska Kasa Opieki S.A.
------
                    Curtis Plaza                                           Warsaw
                    Woloska 18
                    02-675 Warsaw
                    POLAND

                    For Mutual Funds:
                    Bank Handlowy W. Warszawie. S.A.                       Bank Polska Kasa Opieki S.A.
                    Custody Dept.                                          Warsaw
                    Capital Markets Centre
                    UI, Nowy Swiat 6/12
                    00-920 Warsaw
                    POLAND


PORTUGAL            Banco Espirito Santo e Comercial de Lisboa             Banco Nacional Ultra Marino
--------
                    Servico de Gestaode Titulos                            Lisbon
                    R. Mouzinho da Silveira, 36 r/c
                    1200 Lisbon
                    PORTUGAL

[LOGO OF CHASE APPEARS HERE]


RUSSIA              Chase Manhattan Bank           The Chase Manhattan Bank
------              International ("CMBI")
                    1st Tverskaya - Yamskaya, 23   New York
                    125047 Moscow                  A C The Chase Manhattan
                    Russia                         London (US$ Nostro Account)

SHANGHAI (CHINA)    The Hongkong and Shanghai      Citibank
----------------
                     Banking Corporation Limited   New York
                    Corporate Banking Centre
                    Unit 504, 5/F Shanghai Centre
                    1376 Nanjing Xi Lu
                    Shanghai
                    THE PEOPLE'S REPUBLIC OF
                     CHINA

SHENZHEN (CHINA)    The Hongkong and Shanghai      The Chase Manhattan Bank
----------------    Banking Corporation Limited     Hong Kong
                    1st Floor
                    Central Plaza Hotel
                    No.1 Chun Feng Lu
                    Shenzhen
                    THE PEOPLE'S REPUBLIC OF
                     CHINA

SINGAPORE           The Chase Manhattan Bank       The Chase Manhattan Bank.
---------
                    Shell Tower                    Singapore
                    50 Raffles Place
                    Singapore 0104
                    SINGAPORE

SLOVAK REPUBLIC     Ceskoslovenska Obchodni
---------------     Banka, A.S.                   Ceskoslovenska Obchodni Banka
                    Michalska 18                   Slovak Republic
                    815 63 Bralislava
                    SLOVAK REPUBLIC

SOUTH AFRICA        Standard Corporate and
------------        Merchant Bank                 Standard Corporate and
                    46 Marshall Street             Merchant Bank
                    Johannesburg 2001              South Africa
                    SOUTH AFRICA

SOUTH KOREA         The Hongkong & Shanghai        The Hongkong & Shanghai
-----------         Banking Corporation Limited   Banking Corporation Limited
                    6/F Kyobo Building             Seoul
                    #1 Chongro, 1-ka Chongro-ku.
                    Seoul
                    SOUTH KOREA

[LOGO OF CHASE APPEARS HERE]

SPAIN       The Chase Manhattan Bank             Chase Manhattan Bank
-----
            Paseo de la Castellana, 51           Madrid
            28046 Madrid
            SPAIN

SRI LANKA   The Hongkong & Shanghai              The Hongkong & Shanghai
---------   Banking Corporation Limited          Banking Corporation Limited
            Unit #02-02 West Block               Colombo
            World Trade Center
            Colombo I,
            SRI LANKA

SWEDEN      Skandinaviska Enskilda Banken        Svenska Handelsbanken
------
            Kungstradgardsgatan 8                Stockholm
            Stockholm S-106 40
            SWEDEN

SWITZERLAND Union Bank of Switzerland            Union Bank of Switzerland
-----------
            45 Bahnhofstrasse                    Zurich
            8021 Zurich
            SWITZERLAND

TAIWAN      The Chase Manhattan Bank,            No correspondent Bank
------
            14th Floor,
            2, Tun Hwa S. Road Sec. 1
            Taipei
            TAIWAN
            Republic of China

THAILAND    The Chase Manhattan Bank             The Chase Manhattan Bank
--------
            Bubhajit Building                    Bangkok
            20 North Sathorn Road
            Silom, Bangrak
            Bangkok 10500
            THAILAND

TURKEY      The Chase Manhattan Bank             The Chase Manhattan Bank
------
            Emirhan Cad. No: 145                 Istanbul
            Atakule, A Blok Kat: 11
            80700-Dikilitas/Besiktas
            Istanbul
            TURKEY

[LOGO OF CHASE APPEARS HERE]

U.K.        The Chase Manhattan Bank           The Chase Manhattan Bank
----
            Woolgate House                     London
            Coleman Street
            London EC2P 2HD
            UNITED KINGDOM

URUGUAY     The First National Bank of Boston  The First National Bank of Boston
-------
            Zabala 1463                        Montevideo
            Montevideo
            URUGUAY

U.S.A       The Chase Manhattan Bank           The Chase Manhattan Bank
-----
            1 Chase Manhattan Plaza            New York
            New York
            NY 10081
            U.S.A

VENEZUELA   Citibank N.A                       Citibank N.A
---------
            Carmelitas a Altagracia            Caracas
            Edificio Citibank
            Caracas 1010
            VENEZUELA

ZAMBIA      Barclays Bank of Zambia            Barclays Bank of Zambia
------
            Kafue House                        Lusaka
            Cairo Road
            P.O. Box 31936
            Lusaka
            ZAMBIA

ZIMBABWE    Barclays Bank of Zimbabwe          Barclays Bank of Zimbabwe
--------                                       Harare
            Ground Floor
            Tanganyika House
            Corner of 3rd Street & Union
             Avenue
            Harare
            ZIMBABWE

                                 FEE AGREEMENT
                              FOR THE FUND OF THE
                        HANSBERGER INSTITUTIONAL SERIES

--------------------------------------------------------------------------------

GLOBAL CUSTODY FEE (BASED ON MARKET VALUE)                                 BASIS POINTS
------------------------------------------                                 ------------
          U.S.                                                             3 basis points
          Canada                                                           3 basis points
          Cedel                                                            5 basis points
          Country Group 1                                                  8 basis points
          Country Group 2                                                  25 basis points
          Country Group 3                                                  35 basis points
          Country Group 4                                                  40 basis points
          Country Group 5                                                  45 basis points

TRADING TRANSACTION CHARGE                                                 USD $
--------------------------                                                 -----

          U.S.                                                             20
          Canada                                                           65
          Cedel                                                            50
          Country Group 1                                                  85
          Country Group 2                                                  100
          Country Group 3                                                  125
          Country Group 4                                                  175
          Country Group 5                                                  225

PROXY VOTING TRANSACTION CHARGE
-------------------------------

          Per Vote/Per Account (Includes notification via InfoStation)     50

OUT OF POCKET EXPENSES

          Domestic                                                         None.
          Foreign                                                          Includes scrip fees, stamp duties, and
                                                                           special transportation and insurance
                                                                           costs for holding/transporting
                                                                           securities outside the local market.

NO MINIMUM FEE FOR THE FIRST YEAR.
MINIMUM FEE OF $25,000 FOR THE SECOND YEAR.
MINIMUM FEE OF $50,000 AFTER THE THIRD YEAR.

GROUP 1             GROUP 2             GROUP 3             GROUP 4             GROUP 5
-------             -------             -------             -------             -------
Austria             Mexico              Philippines         Argentina           Bangladesh
Australia           Thailand            Portugal            Brazil              Botswana
Belgium                                 South Korea         Chile               Colombia
Denmark                                 Taiwan              Bangladesh          Cyprus
Finland                                                     China               Czech Republic
France                                                      India               Ecuador
Germany                                                     Indonesia           Estonia
Hong Kong                                                   Israel              Greece
Ireland                                                     Jordan              Hungary
Italy                                                       Turkey              Morocco
London CD's                                                 Uruguay             Namibia
Japan                                                                           Pakistan
Malaysia                                                                        Peru
Netherlands                                                                     Poland
New Zealand                                                                     Sri Lanka
Norway                                                                          Tunisia
Singapore                                                                       Venezuela
South Africa                                                                    Zambia
Spain                                                                           Zimbabwe
Sweden
Switzerland
United Kingdom

                                 FEE AGREEMENT
                              FOR THE FUND OF THE
                        HANSBERGER INSTITUTIONAL SERIES

--------------------------------------------------------------------------------


Please acknowledge your acceptance of this schedule by signing below.


/s/ Lenore Vanden Handel                     /s/ Kimberley Scott
---------------------------                  -------------------------------
Chase Manhattan Bank                         Hansberger Institutional Series



***Please note: Attached to the fee agreement is a letter outlining the minimums for all Chase services to be rendered to the Hansberger Institutional Series and we ask that this be included as a rider to the fee agreement.